UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 3, 2020

SILK ROAD MEDICAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38847	20-8777622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1213 Innsbruck Drive
Sunnyvale, California 94089
(Address of principal executive office) (Zip Code)
(408) 720-9002
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	SILK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On December 3, 2020 (the “Effective Date”), Ruoxi Chen resigned from the board of directors (the “Board”) of Silk Road Medical, Inc. (the “Company”) and from the Compensation Committee of the Board, in each case effective as of the Effective Date. Mr. Chen did not resign due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Election of Director

On December 3, 2020, the Board appointed Kevin J. Ballinger as a member of the Board, effective December 3, 2020, to serve as a Class II director, with a term expiring at the Company’s annual meeting of stockholders in 2024.

Mr. Ballinger has served as Chief Executive Officer of Aldevron LLC, a manufacturer of plasmid DNA, proteins, gene-editing enzymes and mRNA for the biopharmaceutical industry, since July 2020. From July 2011 to July 2020, Mr. Ballinger served as Executive Vice President and Global President of Interventional Cardiology at Boston Scientific Corporation, a publicly traded global medical device company whose products are used in a broad range of interventional medical specialties. From 1995 to 2011, Mr. Ballinger held a variety of other roles at Boston Scientific Corporation, including Vice President and General Manager of Program Management for the Cardiology, Rhythm & Vascular division and Vice President of Research and Development and Program Management for the Peripheral Interventions division. Mr. Ballinger holds a B.S. in Mechanical Engineering from Michigan Technological University, and an MBA from the University of Minnesota’s Carlson School of Management. The Company believes Mr. Ballinger’s extensive industry knowledge and leadership experience as an executive with public and private medical device and biotechnology companies qualify him to serve on the Board.

As compensation for his service on the Board, Mr. Ballinger will receive the Company’s standard compensation for non-employee directors, which is described under the heading “Director Compensation” in the Company’s definitive proxy statement relating to the Company’s annual meeting of stockholders in 2020, filed with the Securities and Exchange Commission on May 28, 2020.

The Company also entered into an indemnification agreement with Mr. Ballinger in connection with his appointment to the Board. The indemnification agreement is in substantially the same form as the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-230045), filed with the Securities and Exchange Commission on March 4, 2019.

There are no family relationships between Mr. Ballinger and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Ballinger that would require disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Ballinger and any other person pursuant to which Mr. Ballinger was appointed as a director of the Company.

On December 3, 2020, the Company issued a press release announcing Mr. Ballinger’s appointment to the Board of Directors. The press release is attached hereto as Exhibit 99.1.

Board Committees

In connection with the resignation of Ruoxi Chen from the Board and appointment of Kevin J. Ballinger, the Company appointed Rick D. Anderson and Kevin J. Ballinger to the Compensation Committee, Kevin J. Ballinger to replace Elizabeth H. Weatherman on the Audit Committee, and Rick D. Anderson to replace Donald J. Zurbay on the Nominating and Corporate Governance Committee. Following the reassignments: the Compensation Committee consists of Rick D. Anderson (Chair), Donald J. Zurbay, and Kevin J. Ballinger, the Audit Committee consists of Donald J. Zurbay (Chair), Jack W. Lasersohn and Kevin J. Ballinger, and the Nominating and Corporate Governance Committee consists of Elizabeth H. Weatherman (Chair), Jack W. Lasersohn and Rick D. Anderson.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Silk Road Medical, Inc. dated as of December 3, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILK ROAD MEDICAL, INC.

Date: December 3, 2020	By:	/s/ Erica J. Rogers
Erica J. Rogers
Chief Executive Officer